Exhibit 4.3
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE 1933 ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.
Warrant No. AS10-__, Dated May 28, 2010
STOCK PURCHASE WARRANT
OF
ASI TECHNOLOGY CORPORATION
Void after May 28, 2013
This certifies that                                         , or [his][her][its] registered assigns (the “Holder”), for valuable consideration received, is entitled, on the terms set forth below, at any time or from time-to-time during the period beginning on the date hereof and ending on May 28, 2013 (the “Exercise Period”), to purchase from ASI TECHNOLOGY CORPORATION, a Nevada corporation (the “Company”), up to an aggregate of                      (_____) shares of the Company’s post-reverse split common stock, $0.001 par value (the “Shares”). The purchase price of the Shares (the “Purchase Price”) shall be ($2.50) per share on a post-reverse split basis (($0.16667) per share on a pre-reverse split basis). The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefore as provided herein.
1. Exercise and Payment. This Warrant may be exercised at any time in full for the maximum amount of Shares called for hereby, or from time-to-time for any lesser amount thereof, on any business day during the Exercise Period, by delivering to the principal office of the Company the subscription in the form attached hereto as Exhibit A duly executed along with payment equal to the aggregate Purchase Price. The Purchase Price may be paid by delivery of cash, check or wire transfer or pursuant to Section 2. Upon any partial exercise of this Warrant, this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the amount of such Shares not purchased upon such exercise shall be issued by the Company to Holder. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment of the Purchase Price as provided herein, and the person entitled to receive the Shares upon exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue, at the discretion of the Board of Directors, and deliver to the person or persons entitled to receive the same a certificate or certificates for the Shares issuable upon such exercise.

2. Net Issue Exercise. Holder may elect to exchange all or some of this Warrant for Shares equal to the value of the amount of this Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of Shares computed using the following formula:
X = Y(A - B)
    A
Where X = the number of Shares to be issued to Holder.
Y = the number of Shares purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).
A = the Fair Market Value of one Share (as defined below).
B = the Purchase Price of one Share as set forth herein (as adjusted to the date of such calculation).
All references herein to an “exercise” of the Warrant shall include an exchange pursuant to this Section 2. “Fair Market Value” of a Share as of a particular date shall mean: (i) if traded on a securities exchange or the Nasdaq Capital Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Shares of the Company on such exchange or market over the l0 trading days ending immediately prior to the applicable date of valuation; and (ii) if traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing prices over the 20 trading days ending immediately prior to the applicable date of valuation.
3. Transfer and Exchange. The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 3. Unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “1933 Act”); covering a proposed assignment, sale, hypothecation, transfer or any other voluntary or involuntary disposition of this Warrant (a “Proposed Transfer”), the Holder shall not be permitted to effect such a Proposed Transfer without the prior written consent of the Board of Directors, which consent shall be given in the Board of Directors’ sole and absolute discretion. In the event of a Proposed Transfer, the Holder shall give written notice to the Board of Directors of the Company. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Warrant may be effected without registration under the 1933 Act, or (ii) a “no action” letter from the U.S. Securities and Exchange Commission (the “Commission”) to the effect that the transfer of this Warrant without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto. In the event the Board of Directors consent to the Proposed Transfer, the Holder of this Warrant shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Company. Each new certificate evidencing the Warrant so transferred shall bear the appropriate restrictive legends set forth in Section 8 below, except that such certificate shall not bear such restrictive legend, if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the 1933 Act or any applicable state securities laws. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the portion of the Warrant not so transferred. This Warrant is exchangeable at the principal office of the Company for Warrants for the same aggregate amount of Shares, each new Warrant to represent the right to purchase such amount of Shares as Holder shall designate at the time of such exchange.

4. Mergers, Consolidations; Asset Sales and Dissolutions. If at any time there shall be any consolidation or merger of the Company with another corporation or limited liability company, a sale of all or substantially all of the Company’s assets to another business entity, or a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then the Company shall give to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, at least ten (10) days prior written notice of the date when the same shall take place.
5. Non-Impairment. The Company will not, by amendment of its Articles of Incorporation, or by amendment of its Bylaws or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.
6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.
7. Sufficient Shares; Reservation of Shares. The Company shall take or cause to be taken action necessary to assure that there exists a sufficient number of authorized but unissued Shares of its common stock to permit the full and complete exercise or conversion of this Warrant. Once additional Shares are authorized by the Company, the Company shall at all times reserve and keep available for issue such amount of its Shares as will be sufficient to permit the exercise in full of this Warrant.
8. Restrictive Legend. Each certificate representing (i) this Warrant or (ii) Shares (if any are issued) shall (unless such securities have been registered under the 1933 Act or sold under Rule 144 promulgated under the 1933 Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend required under any applicable state securities law or under the terms of the Bylaws of the Company as in effect at the time of the issuance of the Shares):
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE 1933 ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

9. Notices. Unless otherwise provided, all notices and other communications required or permitted under this Warrant shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a courier addressed to the party to be notified at the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.
10. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
11. Titles and Subtitles. The headings in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.
12. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada.
13. Severability. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.
14. Stock Splits; Consolidation. In the event that any securities into which this Warrant is exercisable shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of Shares, and such split, combination or consolidation is not adjusted for by the terms of such securities, the Purchase Price in effect immediately prior to such split, combination or consolidation and the number of Shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.
15. Fundamental Transaction. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or any other entity (a “Person”) (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Shares are permitted to tender or exchange their interests for other securities, cash or property, or (4) the Company effects any reclassification of the Shares or any compulsory exchange pursuant to which the Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Alternatively, if the Company’s holders own a majority of any successor or at the Holder’s option and request, then any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 15 and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
16. Covenants of the Holder. The Holder of this Warrant hereby acknowledges and covenants as follows: The Warrants evidenced hereby and any Shares of the Company issued pursuant to an exercise of the Warrants have not been registered under the 1933 Act. The Warrants and any Shares of the Company issued pursuant to an exercise of the Warrants have been or will be purchased for investment only and not with a view to distribution or resale, and may not be made subject to a security interest, pledged, hypothecated or otherwise transferred without an effective registration statement for such Warrants and any Shares of the Company issued pursuant to an exercise of the Warrants under the 1933 Act or an opinion of counsel for the Company that such registration is not required under the 1933 Act.
IN WITNESS WHEREOF, the undersigned has executed this Warrant as of May 28, 2010.

“Company” ASI TECHNOLOGY CORPORATION, a Nevada corporation

By:

Name:

Title:

Acknowledged and agreed:
“Holder”

By:

Print Name:

Exhibit A
SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant)
The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases Shares in ASI Technology Corporation, purchasable with this Warrant, and herewith makes payment therefore, all at the price and on the terms and conditions specified in this Warrant.
The undersigned hereby represents and warrants that the undersigned is acquiring such interest for his own account and not for resale or with a view to, or for resale in connection with, the distribution of any part thereof, and accepts such Shares subject to the restrictions contained in the Warrant.
By the execution of this Subscription Form the undersigned acknowledges and agrees that: (i) the Shares acquired pursuant to the exercise of this Warrant shall be fully subject to the terms and conditions contained in the Bylaws, and that the undersigned has read and fully understands the terms and conditions contained therein, and (ii) the undersigned shall be fully subject to the terms of the Bylaws as a shareholder of the Company. The undersigned further agrees to execute such other documents as is requested by the officers of the Company in furtherance of the aforementioned.

DATED:

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip)

Social Security No. or Federal Tax I.D. No.